EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Tax-Managed Funds
File Number: 811-07175
Registrant CIK Number: 00000923202


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1 SEC identifier S000004385
class 1 SEC identifier C000012137
class 2 SEC identifier C000012138
class 3 SEC identifier C000012139

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $6038
2. Dividends for a second class of open-end company shares                                                          $13493
3. Dividends for a third class of open-end company shares                                                           $2697

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.22
        2. Dividends from a second class of open-end company shares                                                 $.463
        3. Dividends from a third class of open-end company shares 						    $.231

Item 74

U)      1. Number of shares outstanding                                                                              26995
        2. Number of shares outstanding for a second class of shares of open-end company shares                      29581
        3. Number of shares outstanding for a third class of shares of open-end company shares                       11855

V)      1. Net asset value per share (to the nearest cent)                                                           27.66
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 56.85
        3. Number of shares outstanding for a third class of shares of open-end company shares                       27.66



Series 2 SEC identifier S000004384
Class 1 SEC identifier C000012134
Class 2 SEC identifier C000012135
Class 3 SEC identifier C000012136

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $133
2. Dividends for a second class of open-end company shares                                                          $445
3. Dividends for a third class of open-end company shares                                                           $33

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.005
        2. Dividends from a second class of open-end company shares                                                 $.011
        3. Dividends from a third class of open-end company shares                                                  $.005


Item 74

U)      1. Number of shares outstanding                                                                              26241
        2. Number of shares outstanding for a second class of shares of open-end company shares                      41727
        3. Number of shares outstanding for a third class of shares of open-end company shares                       6450

V)      1. Net asset value per share (to the nearest cent)                                                           30.47
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 61.35
        3. Number of shares outstanding for a third class of shares of open-end company shares                       30.49
